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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  November 26,
  1996 (November 13, 1996)
  ---------------------------------------------------------------



                       DIAGNOSTIC HEALTH SERVICES, INC.

     Delaware                     0-21758                22-2960048
-----------------            ----------------        ----------------
(State or other              (Commission File        (IRS Employer ID
jurisdiction of                    No.)                     No.)
 incorporation)


            2777 Stemmons Freeway, Suite 1525, Dallas, Texas  75207
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                   (Address of principal executive offices)


                                (214) 634-0403
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              Registrant's telephone number, including area code


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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  Item 2.     Acquisition or Disposition of Assets.
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            On November 13, 1996, Diagnostic Health Services, Inc. (the
  "Company"), through its wholly-owned subsidiary, DHS Management Services, Inc. ("DHSMS"), purchased substantially all of the operating assets (exclusive of cash, and exclusive of assets utilized primarily in mobile X-ray operations) of Advanced Clinical Technology, Inc. and Horizon MDS Corporation (collectively, the "Sellers," each of which is a wholly-owned subsidiary of Horizon/CMS Healthcare Corporation ("Horizon")). The acquired business (the "Business") consists primarily of providing hospital-based and mobile non-invasive ultrasound and other diagnostic testing services to the acute and post-acute care industry and primary care physicians in the southwestern and southern United States, including operations in Arizona, Nevada, New Mexico, Texas, Oklahoma, Tennessee, Kentucky, Georgia, and Virginia.

            The purchase included approximately $17,348,000 of various assets (including goodwill), including approximately $3,452,000 of accounts receivable, approximately $8,866,000 of equipment, furniture and fixtures, approximately $550,000 of deposits, prepaid expenses and other such assets, and approximately $4,480,000 of goodwill. The purchase price paid to the Sellers was approximately $12,620,000 in cash (subject to adjustment) and 642,857 shares of convertible redeemable Series A Preferred Stock of the Company (having an aggregate liquidation preference of $4,500,000), and DHSMS assumed approximately $618,000 of trade accounts payable, $3,584,000 of capital lease obligations, and $525,000 of other liabilities. The amount of consideration paid in the transaction was based upon management's estimates of the future earning capacity of the Business under the Company's ownership and management, anticipated reductions of overhead expenses in the Business through elimination of duplicative administrative functions, and anticipated efficiencies and economies to be achieved by further absorption of existing overhead and fixed costs of the Company's operations.

            The Company intends to continue the Business in substantially the manner heretofore conducted, utilizing the assets (including furniture, equipment and leasehold improvements) acquired in the transaction, as well as additional equipment and

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  working capital to be provided by the Company from time to time in its discretion.

            As part of the acquisition, the Company obtained from Horizon and the Sellers a one-year right of first refusal with respect to the retained mobile x-ray operations of the Sellers, and a five-year non-competition agreement with respect to Horizon or the Sellers participating in any business competitive with the Business in any counties in which the Business is currently conducted (subject to early termination of such non-competition covenant at such time as neither Horizon nor either of the Sellers nor any of their respective affiliates owns any Series A Preferred Stock of the Company or any common stock of the Company issued upon conversion of such Series A Preferred Stock).

            The funds utilized to pay the cash portion of the purchase price were obtained (i) as to approximately $6,570,000, by means of borrowing such amount under the Company's existing acquisition term loan facility with Texas Commerce Bank National Association, and (ii) as to the balance thereof, from the Company's cash on hand (including a portion of the net proceeds of the Company's secondary public offering of common stock consummated in June 1996).

  Item 7.     Financial Statements, Pro Forma Financial Information and
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  Exhibits.
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  (a)  Financial Statements:  [to be filed by Amendment].

  (b)  Pro forma financial information:  [to be filed by Amendment].

  (c)  The following Exhibits are filed as part of this Form 8-K:

       1. Asset Purchase Agreement, dated September 27, 1996, by and among the Company DHSMS, the Sellers and Horizon.

       2. Certificate of Stock Designation of the Company, creating the Series A Preferred Stock of the Company, as filed with the Secretary of State of Delaware on November 13, 1996.

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       3.   Consent of Moore Stephens LLP [to be filed by Amendment].

     It is impractical to provide the financial statements and pro forma financial information referred to in subparagraphs (a) and (b) and the consent referred to in item 3 of subparagraph (c) of this Item 7. It is anticipated that such items and information will be filed by Amendment to this Form 8-K on or before January 27, 1997.

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                                  SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    DIAGNOSTIC HEALTH SERVICES, INC.
                                              (Registrant)



  Dated:   November 26, 1996        By: /S/ Max W. Batzer
        -----------------------        -----------------------------
                                       Max W. Batzer, Chairman and
                                         Chief Executive Officer

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